Exhibit 10.9

LOCKHEED MARTIN CORPORATION CONSOLIDATED SUPPLEMENTAL RETIREMENT BENEFIT PLAN

Clarifying Changes

Lockheed Martin Corporation wishes to amend the Lockheed Martin Corporation Consolidated Supplemental Retirement Benefit Plan (the “Plan”) so as to make certain clarifying changes. Accordingly, the Plan is amended as follows.
1.    Effective January 1, 2021, any reference in the Plan to a Pension Benefit Guaranty Corporation or PBGC lump sum interest rate shall be the lump sum interest rate determined using the methodology set forth in 29 CFR Appendix C to Part 4022 (Lump Sum Interest Rates for Private-Sector Payments).
2.    The first sentence of Section 4 of Article III of the Plan is amended and restated in its entirety, reading as follows:
Notwithstanding any other provision of the Plan, the accrued benefit of each Participant shall be one hundred percent (100%) vested and be distributed in a single lump sum within fifteen (15) calendar days following a “Change in Control.”

    LOCKHEED MARTIN CORPORATION

By:	/s/ Greg Karol
Greg Karol
Senior Vice President, Chief Human Resources Officer
Date:	12/15/2021